AMENDMENT TO FUND PARTICIPATION AGREEMENT

THIS AMENDMENT TO PARTICIPATION AGREEMENT is made as of this ___ day of September, 2011, by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“GWL&A”), FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“First GWL&A”), AMERICAN FUNDS INSURANCE SERIES (“Series”), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts; and CAPITAL RESEARCH AND MANAGEMENT COMPANY (“CRMC”), a corporate organized under the laws of the State of Delaware, (collectively, the “Parties”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Original Agreement (defined below).

RECITALS

WHEREAS, GWL&A, First GWL&A, the Series and CRMC are parties to a Fund Participation Agreement dated January 28, 2008 (the “Agreement”); and

WHEREAS, the Parties to the Agreement desire to add the COLI VUL-1 Series Account of First GWL&A to the Agreement;

WHEREAS, The Parties desire and agree to amend the Agreement by deleting in its entirety Attachment B of the Agreement and replacing it with the Attachment B attached hereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.	All references to the “Account” now include the COLI VUL 1 Series Account of First GWL&A;

2.	Attachment B of the Agreement is hereby replaced in its entirety with Attachment B as attached and incorporated by reference to this Amendment.

[Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the ___ day of ___________, 2011.

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:______________________________
Name:
Title:
Date:

FIRST GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:______________________________
Name:
Title:
Date:

AMERICAN FUNDS INSURANCE SERIES

By its authorized officer,

By:______________________________
Name:
Title:
Date:

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By its authorized officer,

By:______________________________
Name:
Title:
Date:

ATTACHMENT B

LIST OF ACCOUNTS:

COLI VUL 2 SERIES ACCOUNT OF GWLA
COLI VUL 4 SERIES ACCOUNT OF GWLA
COLI VUL 7 SERIES ACCOUNT OF GWLA
COLI VUL 1 SERIES ACCOUNT OF FGWLA
COLI VUL 2 SERIES ACCOUNT OF FGWLA
COLI VUL 4 SERIES ACCOUNT OF FGWLA